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                                           May 1, 1993

Congress Financial Corporation
1133 Avenue of the Americas
New York, NY 10036

                 Re: Fourth Amendment to Financing Agreements

Gentlemen:

   Reference is made to the Accounts Financing Agreement [Security Agreement] between Congress Financial Corporation ("Congress") and I.C. Isaacs & Co. L.P. ("Borrower") dated as of June 16, 1992 (the "Accounts Agreement") and all supplements thereto, and all other agreements, documents and instruments related thereto and executed in connection therewith including, the Covenant Supplement to Accounts Financing Agreement [Security Agreement] ("Covenant Supplement") and the Inventory and Equipment Security Agreement Supplement to Accounts Financing Agreement [Security Agreement] ("Inventory and Equipment Security Agreement"), as each is amended by the Amendment to Financing Agreements dated October 30, 1992, Second Amendment to Financing Agreements dated as of January 4, 1993 and the Third Amendment to Financing Agreements dated as of March 10, 1993, as the same now exists or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced (collectively, the "Financing Agreements"). Capitalized terms used herein, unless otherwise defined herein shall have the meaning set forth in the Financing Agreements.

   Borrower has requested supplemental loans in an amount up to $2,500,000 under the Financing Agreements and certain modifications to the Financing Agreements and Congress is willing to agree to such supplemental loans and modifications, subject to the terms and conditions set forth herein.

   In consideration of the foregoing, and the mutual agreements and covenants contained herein and for other good and valuable consideration, Borrower and Congress hereby agree as follows:

   1. Maximum Credit. All references to Maximum Credit in the Financing Agreements, including but not limited to Section 1.7 of the Accounts Agreement, shall be deemed and each such reference is hereby amended by replacing the figure "$11,000,000" with the figure "$14,000,000".

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   2. Supplemental Loans. Section 2.1 of the Accounts Agreement, as amended by the Third Amendment, is hereby deleted in its entirety and replaced with the following:

      "2.1. You shall, in your discretion, make loans to us from time to time, at our request, of up to eighty percent (80%) of the Net Amount of Eligible Accounts (or such greater or lesser percentage thereof as you shall in your sole discretion determine from time to time). Subject to the terms and conditions hereof, you may also, in your discretion, make loans to us from time to time, at our request, of up to $2,500,000 in excess of such lending formula until November 11, 1993, subject to reduction thereof as hereafter set forth, (the "Supplemental Loans"); provided, however, the maximum aggregate outstanding amount of such Supplemental Loans shall be reduced, commencing September 10, 1993, in successive and cumulative amount of $250,000 each on September 10, 1993 and the last business day of each week thereafter. Notwithstanding anything to the contrary contained herein the entire outstanding balance of all Supplemental Loans shall be repaid in full not later than November 12, 1993."

   3. Supplemental Loan and Increased Line Fee. In partial consideration of the increase in the Maximum Credit and Supplemental Loans as set forth herein, Borrower agrees to pay Congress a fee in an amount equal to $45,000, payable simultaneously with the execution hereof, which fee is fully earned as of the date hereof. At Congress' option, Congress may charge such fee directly to Borrower's loan account.

   4. Unused Line Fee. Section 3.5 of the Accounts Agreement is amended by replacing the figure "$8,000,000" in two (2) places therein with the figure "$11,500,000" in such two (2) places.

   5. Effect and Entirety of this Amendment. Except as specifically modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and, in all other respects, the Financing Agreements are hereby ratified and confirmed by all parties hereto as of the date hereof. This Amendment represents and incorporates the entire understanding and agreements of the parties with respect to the matters set forth herein and the parties hereto agree that there are no representations, warranties, covenants or understandings of any kind, nature or description whatsoever made by Congress to Borrower with respect to this Amendment, except as specifically set forth herein. This Amendment represents the final agreement between the parties and may not be contradicted by evidence or


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prior, contemporaneous or subsequent oral agreements of the parties.

     6. Waiver, Modification, Etc. No provision or term hereof may be modified, alter, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought.

     7. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary to effectuate the provisions and purposes of this Amendent.

     8. Counterparts. This Amendent may be executed in one or more counterparts which, taken together, shall constitute the agreement of the parties.

                                       Very truly yours,

                                       I.C. ISAACS & CO. L.P.

                                       By:  ISBUYCO, INC., General Partner

                                            By: /s/ Gerald W. Lear
                                                --------------------------
                                            Title: CEO
                                                   --------------------------
Agreed and Accepted:

CONGRESS FINANCIAL CORPORATION

By: /s/ James DeSantis
    ---------------------------
Title: Vice President
       ------------------------

ACKNOWLEDGED:

/s/ Ira Hechler
-------------------------------
IRA HECHLER

/s/ Robert Arnot
-------------------------------
ROBERT ARNOT

/s/ Gerald Lear
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GERALD LEAR

/s/ Eugene Wielepski
-------------------------------
EUGENE WIELEPSKI

/s/ Gary Brashers
-------------------------------
GARY BRASHERS

/s/ Stanley Keller
-------------------------------
STANLEY KELLER


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